As filed with the Securities and Exchange Commission on May 31, 2017

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1377322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of Principal Executive Offices) (Zip Code)

NEW YORK COMMUNITY BANCORP, INC.

EMPLOYEE SAVINGS PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

Copies to:

Joseph R. Ficalora	Edward G. Olifer, Esq.
President and Chief Executive Officer	Suzanne A. Walker, Esq.
New York Community Bancorp, Inc.	Kilpatrick Townsend & Stockton LLP
615 Merrick Avenue	607 14th Street, NW, Suite 900
Westbury, New York 11590	Washington, DC 20005
(Name and address of agent for service)	(202) 508-5800

(516) 683-4100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	7,944,572 Shares (1)	$12.99(4)	$103,200,000	$11,961
Depositary Shares, each representing a 1/40th interest in a share of NYCB Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, par value $0.01 per share	906,057 Shares (2)	$28.475(4)	$25,800,000	$2,990
Participation Interests in NYCB Depositary Share Fund	(3)	—	—	(5)
Participation Interest in NYCB Common Stock Fund	(3)	—	—	(5)

(1)	This registration statement covers shares of New York Community Bancorp, Inc. Common Stock (“NYCB Common Stock”) that may be purchased with participant funds held in the New York Community Bancorp, Inc. Employee Savings Plan, as amended and restated (“401(k) Plan”).
(2)	This registration statement covers depositary shares which represent a 1/40th interest in shares of NYCB Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock (“Depositary Shares”). The Depositary Shares may be purchased with participant funds held in the 401(k) Plan.
(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of plan interests to be offered or sold pursuant to the 401(k) Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(4)	Calculated in accordance with 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act, on the basis of the average of the high and low prices of NYCB Common Stock on May 30, 2017 and on the basis of the average high and low prices of the Depositary Shares on May 30, 2017.
(5)	Pursuant to 17 C.F.R. Section 230.457(h)(2) of the Securities Act, no registration fee is required to be paid.

PART I	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 (Plan Information) and 2 (Registrant Information and Employee Plan Annual Information). The documents containing the information required to be provided in this Part I will be separately sent or given to employees participating in the New York Community Bancorp, Inc. Employee Savings Plan, as amended and restated (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Said documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424, in reliance on Rule 428. Said documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for this Registration Statement.

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

For purposes of the Common Stock and related participation rights, this Registration Statement relates to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of New York Community Bancorp, Inc.’s earlier registration statement on Form S-8, Registration File No. 333-105901, filed with the SEC on June 6, 2003.

For purposes of the Depositary Shares and related participation rights, the following information is being filed:

Item 3. Incorporation of Documents by Reference

The following documents filed or to be filed by New York Community Bancorp Inc. (the “Registrant” or “NYCB”) with the SEC are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, which contains the audited consolidated statements of financial condition of the Registrant as of December 31, 2016 and 2015 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders equity and cash flows for each of the three years ended December 31, 2016. The Form 10-K was filed on March 1, 2017 (File No. 001-31565).

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 10, 2017 (File No. 001-31565).

(c) A description of the general terms and provisions of the Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, par value $0.01 per share (the “Series A Preferred Stock”), of the Registrant as well as the description of the Registrant’s Depositary Shares, each representing a 1/40th interest in a share of the Series A Preferred Stock registered pursuant to Section 12(g) of the Exchange Act, is contained in the Registrant’s Form 8-A12B filed with the SEC on March 16, 2017 (File No. 001-31565).

(d) The Registrant’s Current Reports on Form 8-K (other than those portions furnished under items 2.02, 7.01 and 9.01 of the Form 8-K) filed with the SEC on April 26, 2017, March 17, 2017, March 16, 2017 and January 25, 2017.

(e) All documents filed by the Registrant pursuant to Sections 13(a), 12(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that the Corporation is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, unless, and only to the extent, specified in any Current Report on Form 8-K.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

The Registrant’s Amended and Restated Certificate of Incorporation, Article 10, provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he or she is or was a director or an officer of NYCB or is or was serving at the request of NYCB as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by NYCB to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, NYCB shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by NYCB’s board of directors. The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. NYCB’s Amended and Restated Certificate of Incorporation provides that such rights to indemnification are contract rights and that the expenses incurred by such person will be paid in advance of a final disposition of any proceeding, provided, however, that if required under the DGCL, an advancement of expenses incurred by a person in his or her capacity as a director or officer shall be made only upon delivery to NYCB of an undertaking, by or on behalf of such person, to repay the amounts so advanced if it shall ultimately be determined by final adjudication that such person is not entitled to be indemnified for such expenses under Article 10, Section B of NYCB’s Amended and Restated Certificate of Incorporation or otherwise.

With respect to possible indemnification of directors, officers and controlling persons of NYCB for liabilities arising under the Securities Act pursuant to such provisions, NYCB is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

None.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

List of Exhibits (filed herewith unless otherwise noted):

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (3)

3.4	Certificate of Designations of the Registrant with respect to the Series A Preferred Stock, dated March 16, 2017, filed with the Secretary of State of the State of Delaware and effective March 16, 2017 (4)

3.5	Amended and Restated Bylaws of the Registrant, as of December 20, 2016 (5)

4.1	Specimen Stock Certificate (6)

4.2	Form of certificate representing the Series A Preferred Stock (7)

4.3	Form of depositary receipt representing the Depositary Shares (8)

4.4	Deposit Agreement, dated as of March 16, 2017, by and among the Registrant, Computershare, Inc., and Computershare Trust Company, N.A., as joint depositary, and the holders from time to time of the depositary receipts described therein. (9)

4.5	Registrant will furnish, upon request, copies of all instruments defining the rights of holders of long-term debt instruments of the registrant and its consolidated subsidiaries.

10.0	New York Community Bancorp, Inc. Employee Savings Plan, as amended and restated (the “Plan”) (10)

23.0	Consent of KPMG LLP

24.0	Power of Attorney (contained on the signature page)

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2001 (File No. 0-22278), as filed with the Securities and Exchange Commission on May 11, 2001.
(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 2003 (File No. 1-31565), as filed with the Securities and Exchange Commission on March 15, 2004.
(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 27, 2016 (File No. 1-31565).

(4)	Incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form 8-A (File No. 333-210919), as filed with the Securities and Exchange Commission on March 16, 2017.
(5)	Incorporated herein by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K (File No. 001-31565) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 1, 2017.
(6)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 33-66852), as filed with the Securities and Exchange Commission on July 30, 1993.
(7)	Incorporated by reference to Exhibit A to Exhibit 4.1 of the Company’s Form 8-K, as filed with the Securities and Exchange Commission on March 17, 2017 (File No. 1-31565).
(8)	Incorporated by reference to Exhibit B to Exhibit 4.1 of the Company’s Form 8-K, as filed with the Securities and Exchange Commission on March 17, 2017 (File No. 1-31565).
(9)	Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, as filed with the Securities and Exchange Commission on March 17, 2017 (File No. 1-31565).
(10)	Incorporated by reference to Exhibit 10 of the Company’s Form S-8, as filed with the Securities and Exchange Commission on June 6, 2003 (File No. 333-105901).

No original issue shares of Common Stock or Depositary Shares will be made available by the Registrant for acquisition by participants in the Plan. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of shares is included with this filing.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that is has submitted the Plan, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York, on the 31st day of May, 2017.

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ Joseph R. Ficalora
Joseph R. Ficalora
President, Chief Executive Officer, and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of New York Community Bancorp, Inc. (other than Joseph R. Ficalora) appoint Joseph R. Ficalora as our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New York Community Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph R. Ficalora Joseph R. Ficalora	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 31, 2017

/s/ Thomas R. Cangemi Thomas R. Cangemi	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 31, 2017

/s/ John J. Pinto John J. Pinto	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 31, 2017

/s/ Dominick Ciampa Dominick Ciampa	Director	May 31, 2017

/s/ Maureen E. Clancy Maureen E. Clancy	Director	May 31, 2017

/s/ Hanif W. Dahya Hanif W. Dahya	Director	May 31, 2017

/s/ Leslie D. Dunn Leslie D. Dunn	Director	May 31, 2017

Name	Title	Date

/s/ Michael J. Levine Michael J. Levine	Director	May 31, 2017

/s/ James J. O’Donovan James J. O’Donovan	Director	May 31, 2017

/s/ Lawrence Rosano, Jr. Lawrence Rosano, Jr.	Director	May 31, 2017

/s/ Ronald A. Rosenfeld Ronald A. Rosenfeld	Director	May 31, 2017

/s/ Lawrence J. Savarese Lawrence J. Savarese	Director	May 31, 2017

/s/ John M. Tsimbinos John M. Tsimbinos	Director	May 31, 2017

/s/ Robert Wann Robert Wann	Senior Executive Vice President, Chief Operating Officer, and Director	May 31, 2017

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York on May 31, 2017.

New York Community Bancorp, Inc. Employee Savings Plan, as amended and restated

By:	/s/ Eric S. Kracov
Name:	Eric S. Kracov
Title:	Executive Vice President